Exhibit 10.3

Execution Version

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (this “Amendment”) dated as of December 31, 2015 (the “Effective Date”) is by and among Quintana Energy Services LP, a Delaware limited partnership (the “Borrower”), certain subsidiaries of the Borrower (the “Guarantors”), the Lenders (as defined below) party hereto, and Amegy Bank National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as issuing bank (in such capacity, the “Issuing Bank”) and as swing line lender (in such capacity, the “Swing Line Lender”).

WHEREAS, the Borrower, the Guarantors, the lenders party thereto from time to time (the “Lenders”), and the Administrative Agent are parties to the Credit Agreement dated as of September 9, 2014, as amended by the Assignment, Release, Consent and First Amendment to Credit Agreement dated as of January 9, 2015 (as amended and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, on or prior to the Effective Date, the Borrower will acquire all of the Equity Interests of Archer Pressure Pumping LLC, a Delaware limited liability company, Archer Directional Drilling Services LLC, an Oklahoma limited liability company, Great White Pressure Control LLC, an Oklahoma limited liability company, Archer Leasing and Procurement LLC, a Texas limited liability company and Archer Wireline LLC, a Texas limited liability company (collectively, the “Targets”), pursuant to the terms of that certain Contribution Agreement dated as of November 20, 2015 (the “NAM Agreement”) among the Borrower and the holder of Equity Interests of the Targets (the “NAM Acquisition”);

WHEREAS, on the Effective Date, the Borrower has amended and restated the organizational documents of the Targets (including authorizing the change of the names thereof);

WHEREAS, the Borrower has requested, and the undersigned Lenders have agreed, to amend the Credit Agreement as described below, subject to the terms of this Amendment.

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

Section 1. Defined Terms. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning given such term in the Credit Agreement.

Section 2. Amendments to the Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended to include the following new defined terms in their appropriate alphabetical order:

“2017 Compliance Date” means the date, beginning with the fiscal quarter ending March 31, 2017, that the Administrative Agent receives the Loan Parties’ financial statements and corresponding Compliance Certificate for a fiscal quarter reflecting compliance with the financial covenants in Sections 6.13 and 6.14 for such fiscal quarter and Asset Coverage Ratio Certificate reflecting compliance with the financial covenant in Section 6.16 for such month.

“Account Debtor” shall mean an account debtor as defined in the UCC.

“ACR Termination Date” means the date, beginning with the fiscal quarter ending March 31, 2017, that the Administrative Agent receives the Loan Parties’ financial statements and corresponding Compliance Certificate reflecting that the Leverage Ratio is equal to or less than 3.00 to 1.00 for such fiscal quarter and the Interest Coverage Ratio is equal to or greater than 3.00 to 1.00 for such fiscal quarter and an Asset Coverage Ratio Certificate reflecting compliance with the financial covenant in Section 6.16 for such month.

“Applicable Margin Compliance Date” means the date, if any, the Administrative Agent first receives the Loan Parties’ financial statements and corresponding Compliance Certificate for any fiscal quarter ending on or after March 31, 2017 reflecting the Leverage Ratio to be less than or equal to 3.00 to 1.00.

“Archer” means Archer Well Company Inc., a Texas corporation.

“Asset Coverage Ratio” means, as of the last day of the then most recently ended calendar month for which an Asset Coverage Ratio Certificate has been delivered or is required to be delivered pursuant to Section 5.01(c), the ratio of (a) the sum of, without duplication, (i) the NOLV for machinery, parts, equipment and other fixed assets subject to an Acceptable Security Interest of the Loan Parties (plus the amount of Capital Expenditures reviewed by and acceptable to the Administrative Agent in its commercially reasonable credit judgment made by the Loan Parties since the date of the most recent appraisal conducted pursuant to Section 5.13(b)), (ii) Eligible Receivables, and (iii) Eligible Inventory valued at the lower of cost or fair market value in accordance with GAAP, to (b) Consolidated Funded Debt; provided that, the amount determined under clause (a)(i) shall not exceed 70% of the amount calculated pursuant to clause (a) hereof.

“Asset Coverage Ratio Certificate” means a certificate executed by a Responsible Officer of the Borrower as required by this Agreement in substantially the same form as Exhibit I.

“Collateral Access Agreement” means a landlord lien waiver or subordination agreement, bailee letter or any other agreement, in any case, in form and substance reasonably acceptable to the Administrative Agent.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption of the issuer thereof) or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable (unless at the sole option of the issuer thereof) for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) in each case at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the Revolving Maturity Date.

“Eligible Inventory” means at any time Inventory then owned by, and in the possession or under the control of, any Loan Party, and in which the Administrative Agent has an Acceptable Security Interests but specifically excluding Inventory which meets any of the following conditions or descriptions:

(a) Inventory with respect to which a claim exists disputing the applicable Loan Party’s title to or right to possession;

(b) obsolete or slow moving Inventory;

(c) returned, rejected, spoiled or damaged Inventory;

(d) Inventory that the Administrative Agent has reasonably determined to be unmarketable;

(e) Inventory that has been shipped or delivered to a customer on consignment, on a sale or return basis, or on the basis of any similar understanding;

(f) Inventory which is in transit;

(g) Inventory held for lease;

(h) Inventory which is located on premises owned or operated by the customer that is to purchase such Inventory or which is located at a Third Party Location that is not subject to a Collateral Access Agreement;

(i) Inventory that is not in good condition or does not comply with any Legal Requirement or the standards imposed by any Governmental Authority with respect to its manufacture, use, or sale;

(j) Inventory that is bill and hold goods or deferred shipment;

(k) Inventory evidenced by any negotiable or non-negotiable document of title unless, in the case of a negotiable document of title, such document of title has been delivered to the Administrative Agent, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Administrative Agent;

(l) Inventory produced in violation of the Fair Labor Standards Act or that is subject to the “hot goods” provisions contained in Title 29 U.S.C. §215;

(m) Inventory that is subject to any agreement which would, in any material respect, restrict Administrative Agent’s ability to sell or otherwise dispose of such Inventory (other than any such agreements which are subject to a Collateral Access Agreement);

(n) Inventory that is located in a jurisdiction outside the United States or in any territory or possession of the United States that has not adopted Article 9 of the Uniform Commercial Code;

(o) Inventory that is subject to any third party’s Lien (including Permitted Liens) which would be superior to the Lien of the Administrative Agent created under the Loan Documents (other than any such Liens which are subject to a Collateral Access Agreement); and

(p) such Inventory is not otherwise deemed ineligible by the Administrative Agent in its commercially reasonable credit judgment exercised in good faith in accordance with customary business practice.

Inventory which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory until such time as the foregoing requirements are met with respect to such Inventory. Notwithstanding anything herein to the contrary, on or before February 29, 2016 (or such later date as the Administrative Agent may agree in its sole discretion), no Inventory shall fail to constitute “Eligible Inventory” hereunder solely as a result of the failure of such Inventory to be subject to a Collateral Access Agreement.

“Eligible Receivables” means, as to the Borrower and the other Loan Parties, on a consolidated basis and without duplication, all Receivables of such Person, in each case reflected on its books in accordance with GAAP which conform to the representations and warranties in Article IV hereof and in the Security Documents to the extent such provisions are applicable to the Receivables, and each of which meets all of the following criteria on the date of any determination:

(a) such Loan Party has good and marketable title to such Receivable;

(b) such Receivable has been billed substantially in accordance with billing practices of such Loan Party in effect on the Second Amendment Effective Date and such Receivable is not unpaid for more than 90 days from the date of the invoice;

(c) such Receivable was created in the ordinary course of business of any Loan Party from the performance by such Loan Party of services which have been fully and satisfactorily performed (and not a progress billing or contingent upon any further performance), or from the absolute sale on open account (and not on consignment, on approval or on a “sale or return” basis) by such Loan Party of goods (i) in which such Loan Party had sole and complete ownership and (ii) which have been shipped or delivered to the Account Debtor, evidencing which such Loan Party has possession of shipping or delivery receipts;

(d) such Receivable represents a legal, valid and binding payment obligation of the Account Debtor thereof enforceable in accordance with its terms and arises from an enforceable contract;

(e) such Receivable is owed by an Account Debtor that the Loan Parties deem to be creditworthy and is not owed by an Account Debtor which has (unless such event no longer affects the creditworthiness of such Account Debtor) (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state, federal or foreign bankruptcy laws, (iv) admitted in writing its inability to, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

(f) the Account Debtor on such Receivable is not a Loan Party, an Affiliate of a Loan Party, nor a director, officer or employee of a Loan Party or of an Affiliate of Loan Party;

(g) such Receivable is evidenced by an invoice and not by any chattel paper, promissory note or other instrument unless such chattel paper, promissory note or other instrument has been delivered to the Administrative Agent, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Administrative Agent;

(h) such Receivable is not due from an Account Debtor that has at any time more than 30% of its aggregate Receivables owed to any Loan Party more than 90 days past the invoice date;

(i) such Receivable, together with all other Receivables due from the same Account Debtor, does not comprise more than 20% of the aggregate Eligible Receivables (provided, however, that the amount of any such Receivable excluded pursuant to this clause (i) shall only be the amount in excess of 20%);

(j) such Receivable is not subject to any set-off, counterclaim, defense, allowance or adjustment and there has been no dispute, objection or complaint by the Account Debtor concerning its liability for such Receivable or a claim for any such set-off, counterclaim, defense, allowance or adjustment by the Account Debtor thereof (provided, however, that the amount of any such Receivable excluded pursuant to this clause (j) shall only be only the amount of such set-off, counterclaim, allowance or adjustment or claimed set-off, counterclaim, allowance or adjustment);

(k) such Receivable is owed in Dollars and is due from an Account Debtor that is organized under the laws of the U.S. or any state of the U.S.;

(l) such Receivable is not due from the United States government, or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Receivable have been complied with to the Administrative Agent’s satisfaction;

(m) such Receivable is not owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report or requires any Loan Party to qualify to do business in order to permit such Loan Party to seek judicial enforcement in such jurisdiction of payment of such Receivable, unless such Loan Party has filed such report or qualified to do business in such jurisdiction;

(n) such Receivable is not the result of (i) a credit balance relating to a Receivable more than 90 days past the invoice date, (ii) work-in-progress, (iii) finance or service charges, or (iv) payments of interest;

(o) such Receivable has not been written off the books of any Loan Party or otherwise designated as uncollectible by any Loan Party;

(p) such Receivable is not subject to any reduction thereof, other than discounts and adjustments given in the ordinary course of business and deducted from such Receivable;

(q) such Receivable is not a newly created Receivable resulting from the unpaid portion of a partially paid Receivable;

(r) such Receivable is not subject to any third party’s Lien (including Permitted Liens) which would be superior to the Lien of Administrative Agent created under the Loan Documents; and

(s) such Receivable is not otherwise deemed ineligible by the Administrative Agent in its commercially reasonable credit judgment exercised in good faith in accordance with customary business practice.

In the event that a Receivable which was previously an Eligible Receivable ceases to be an Eligible Receivable hereunder, the Borrower shall notify the Administrative Agent thereof at the time of submission to the Administrative Agent of the next Asset Coverage Ratio Certificate. In determining the amount of an Eligible Receivable, the face amount of such Receivable shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances, payables or obligations to the Account Debtor (including any amount that any Loan Party may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)), (ii) all taxes, duties or other governmental charges included in such Receivable, and (iii) the aggregate amount of all cash received in respect of such Receivable but not yet applied by any Loan Party to reduce the amount of such Receivable.

“Excess Outstanding Amount” means (a) the sum, without duplication, of (i) the aggregate outstanding principal amount of all Revolving Advances, (ii) the aggregate outstanding principal amount of all Swing Line Advances, and (iii) the Letter of Credit Exposure minus (b) $90,000,000; provided that the Excess Outstanding Amount shall not be less than $0.

“Excess Outstanding Amount Compliance Date” means the date, if any, the Administrative Agent first receives the Loan Parties’ financial statements and corresponding Compliance Certificate for any fiscal quarter ending on or after December 31, 2015 reflecting the Leverage Ratio to be less than or equal to 4.00 to 1.00.

“Incremental Funding Fee” has the meaning set forth in Section 2.03(d).

“Inventory” means any of the Loan Parties’ inventory whether now owned or hereafter acquired.

“Mortgage” means each mortgage or deed of trust in form reasonably acceptable to the Administrative Agent executed by any Loan Party to secure all or a portion of the Obligations.

“NAM Acquisition” means the acquisition of all of the Equity Interests of Archer Pressure Pumping LLC (to be known as QES Pressure Pumping LLC), a Delaware limited liability company, Archer Directional Drilling Services LLC (to be known as QES Directional Drilling Services LLC), an Oklahoma limited liability company, Great White Pressure Control LLC (to be known as QES Great White Pressure Control LLC), an Oklahoma limited liability company, Archer Leasing and Procurement LLC (to be known as QES Leasing and Procurement LLC), a Texas limited liability company and Archer Wireline LLC (to be known as QES Wireline LLC), a Texas limited liability company (collectively, the “Targets”), pursuant to the terms of that certain Contribution Agreement dated as of November 20, 2015 among the Borrower and the holder of Equity Interests of the Targets.

“NOLV” means with respect to any fixed assets (including real property, fixtures and improvements thereon) of any Loan Party permanently located in the United States of America and any machinery, parts, equipment and other fixed assets acquired by a Loan Party the net orderly liquidation value thereof (taking into account any loss, destruction, damage, condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, confiscation, or the requisition, of such Property and after taking into account all soft costs associated with the liquidation thereof, including but not limited to, delivery fees, interest charges, finance fees, taxes, installation fees and professional fees) as established by a written appraisal conducted pursuant to Section 5.13 or otherwise by an industry recognized third party appraiser acceptable to the Administrative Agent.

“Receivables” of any Person means, at any date of determination thereof, the unpaid portion of the obligation, as stated on the respective invoice or other writing of a customer of such Person in respect of goods sold or services rendered by such Person.

“Second Amendment Effective Date” means December 31, 2015.

“Third Party Locations” means any location (other than a location owned by any Loan Party) which holds, stores or otherwise maintains Inventory, including such locations that are leased locations, trailer storage or self-storage facilities, distribution centers or warehouses, and such locations that are the subject of any bailee arrangement.

(b) Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following defined terms in their entirety as follows:

“Revolving Maturity Date” means September 9, 2018.

“Security Documents” means the Security Agreement, the Pledge Agreement, the Account Control Agreements, the Mortgages and each other document, instrument or agreement executed in connection therewith or otherwise executed in order to secure all or a portion of the Obligations.

(c) The definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is hereby amended by replacing the paragraph after the grid in such defined term as follows:

The Applicable Margin shall be determined and adjusted quarterly on the first Business Day (each a “Calculation Date”) after receipt by the Administrative Agent of a Compliance Certificate delivered pursuant to Section 5.01(c) for the most recently ended fiscal quarter or fiscal year, as applicable, of the Borrower; provided that (a) the Applicable Margin with respect to Eurodollar Advances shall be 4.75%, the Applicable Margin with respect to Base Rate Advances shall be 3.75%, and the Applicable Margin with respect to Commitment Fees shall be 0.500%, in each case, during the period commencing with the

Second Amendment Effective Date until the occurrence of the Applicable Margin Compliance Date, (b) from and after the Applicable Margin Compliance Date, the Applicable Margin shall be determined by reference to the Leverage Ratio as of the last day of the most recently ended fiscal quarter or fiscal year, as applicable, of the Borrower preceding the applicable Calculation Date, and (c) from and after the Applicable Margin Compliance Date, if the Borrower fails to provide a Compliance Certificate as required by Section 5.01(c) for the most recently ended fiscal quarter or fiscal year, as applicable, of the Borrower preceding the applicable Calculation Date, the Applicable Margin from such Calculation Date shall be based on highest Applicable Margin (together with default interest as provided in Section 2.06(e)) until such time as an appropriate Compliance Certificate is provided, at which time the Applicable Margin shall be determined by reference to the Leverage Ratio as of the last day of the most recently ended fiscal quarter or fiscal year, as applicable, of the Borrower preceding such Calculation Date. The Applicable Margin shall be effective from one Calculation Date until the next Calculation Date.

(d) The definition of “Change of Control” in Section 1.01 of the Credit Agreement is hereby amended by replacing clause (b) of such definition in its entirety as follows:

(b) at any time after the assignment contemplated by Section 10.06(g), the Sponsor shall fail to, directly or indirectly, own a Controlling Percentage of the Equity Interests (including the Voting Securities) of the General Partner;

(e) The definition of “Sponsor” in Section 1.01 of the Credit Agreement is hereby amended by replacing such definition in its entirety as follows:

“Sponsor” means (a) Quintana Energy Partners, L.P., a Delaware limited partnership and any of its Affiliates or other investment funds that are managed or advised by the same investment advisor or manager as Quintana Energy Partners, L.P. or by an Affiliate of such investment advisor or manager and/or (b) Archer and any of its Affiliates.

(f) The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by (i) by inserting “the NAM Acquisition,” immediately after the phrase “the IPO,” And (ii) inserting the following sentence at the end of such defined term:

Notwithstanding the foregoing, for the purpose of calculating (a) the Leverage Ratio and the Interest Coverage Ratio, (i) Consolidated EBITDA for the four fiscal quarter period ending March 31, 2017 shall be deemed equal to the Borrower’s Consolidated EBITDA for the fiscal quarter ending March 31, 2017 multiplied by 4, (ii) Consolidated EBITDA for the four fiscal quarter period ending June 30, 2017 shall be deemed equal to the Borrower’s Consolidated EBITDA for the two fiscal quarter period ending on June 30, 2017 multiplied by 2, and (iii) Consolidated EBITDA for the four fiscal quarter period ending September 30, 2017 shall be deemed equal to Borrower’s Consolidated EBITDA for the three fiscal quarter period then ending on September 30, 2017 multiplied by 4/3 and (b) the Excess Outstanding Amount Compliance Date, Consolidated EBITDA for the applicable fiscal quarter ending on or after December 31, 2015 multiplied by 4.

(g) The definition of “Debt” in Section 1.01 of the Credit Agreement is hereby amended by (i) relettering clause (h) as clause (i) and (ii) inserting new clause (h) as follows:

(h) Disqualified Capital Stock; and

(h) The definition of “Revolving Commitment” in Section 1.01 of the Credit Agreement is hereby amended by replacing the last sentence of such defined term as follows:

The aggregate Revolving Commitments on the Second Amendment Effective Date equal $150,000,000.

(i) Section 2.03 of the Credit Agreement is hereby amended by (i) re-lettering clause (d) as clause (e) and (ii) inserting new clause (d) as follows:

(d) Incremental Funding Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a fee (the “Incremental Funding Fee”) on the average daily Excess Outstanding Amount from the Second Amendment Effective Date until the earlier to occur of the Excess Outstanding Amount Compliance Date and the Revolving Commitment Termination Date calculated at the applicable rate per annum set forth below. The Incremental Funding Fee shall be due and payable on the date that is the earlier of (i) the Revolving Maturity Date and (ii) the date on which the Obligations are paid in full or become due, whether by acceleration, maturity or otherwise.

Period	Rate
From the Second Amendment Effective Date through the date the Borrower delivers or is required to deliver to the Administrative Agent a Compliance Certificate for the fiscal quarter ending December 31, 2015	4.00%
the date after the date the Borrower delivers or is required to deliver to the Administrative Agent a Compliance Certificate for the fiscal quarter ending December 31, 2015 through the date the Borrower delivers or is required to deliver to the Administrative Agent of a Compliance Certificate for the fiscal quarter ending March 31, 2016	5.00%
the date after the date the Borrower delivers or is required to deliver to the Administrative Agent a Compliance Certificate for the fiscal quarter ending March 31, 2016 through the date the	6.00%

Borrower delivers or is required to deliver to the Administrative Agent of a Compliance Certificate for the fiscal quarter ending June 30, 2016
the date after the date the Borrower delivers or is required to deliver to the Administrative Agent a Compliance Certificate for the fiscal quarter ending June 30, 2016 through the date the Borrower delivers or is required to deliver to the Administrative Agent of a Compliance Certificate for the fiscal quarter ending September 30, 2016	7.00%
thereafter	8.00%

(j) Section 2.16(a) of the Credit Agreement is hereby amended by replacing “$100,000,000” with “$50,000,000”.

(k) Section 2.16(e) of the Credit Agreement is hereby amended by adding the following sentence at the end of such clause:

Prior to the 2017 Compliance Date, each such increase shall require the prior written consent of the Majority Lenders.

(l) Section 3.02 of the Credit Agreement is hereby amended by adding new clause (c) as follows:

(c) So long as the ACR Termination Date has not occurred, the Borrower shall have delivered an Asset Coverage Ratio Certificate dated as of the date of such Advance or the issuance, extension or increase of such Letter of Credit reflecting that the Asset Coverage Ratio as of the last day of the then most recently ended calendar month for which an Asset Coverage Ratio Certificate has been or is required to be delivered pursuant to Section 5.01(c) is equal to or greater than 1.50 to 1.00 after giving pro forma effect to such Advance or issuance, extension or increase of such Letter of Credit.

(m) Section 5.01(b) of the Credit Agreement is hereby amended by replacing such clause in its entirety as follows:

(b) Quarterly Financials; Monthly Financials.

(i) As soon as available and in any event not later than 45 days after the end of each fiscal quarter of the Borrower, consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, partners’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer as fairly presenting the financial condition, results of operations, partners’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(ii) So long as the ACR Termination Date has not occurred, unless otherwise delivered pursuant to clause (i) above, as soon as available and in any event not later than (a) for each month ending on and after December 31, 2015 through and including February 29, 2016, 45 days after the end of each calendar month and (b) for each month ending on and after March 31, 2016, 30 days after the end of each month,, consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such month, and the related consolidated statements of income or operations, partners’ equity and cash flows for such month and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer as fairly presenting the financial condition, results of operations, partners’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(n) Section 5.01(c) of the Credit Agreement is hereby amended by replacing such clause in its entirety as follows:

(c) Compliance Certificates; Asset Coverage Ratio Certificates.

(i) Concurrently with the delivery of the financial statements referred to in Sections 5.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer and, if the IPO Closing Date has not occurred and such Compliance Certificate demonstrates an Event of Default resulting from a breach of Section 6.13 and/or Section 6.14, the Sponsor or any of its Affiliates may deliver, together with such Compliance Certificate, notice of their intent to cure (a “Notice of Intent to Cure”) such Event of Default pursuant to Section 7.07; and

(ii) So long as the ACR Termination Date has not occurred, as soon as available and in any event not later than (A) for each month ending on and after December 31, 2015 through and including February 29, 2016, 45 days after the end of each month and (B) for each month ending on and after March 31, 2016, 30 days after the end of each calendar month, a duly completed Asset Coverage Ratio Certificate signed by a Responsible Officer;

(o) Section 5.10 of the Credit Agreement is hereby amended by (i) relettering clause (f) as clause (g) and (ii) inserting new clause (f) as follows:

(f) if such Subsidiary owns any real property, enter into a fully executed Mortgage covering such real properties to the extent required pursuant to Section 5.14, together with each of the items required under Section 5.14;

(p) Section 5.11(a)(ii) of the Credit agreement is hereby amended by deleting the “.” and replacing it with the following clause:

;provided, that the foregoing shall not apply until March 31, 2016 with respect to any deposit accounts or securities accounts acquired in connection with the NAM Acquisition (or such later date as the Administrative Agent may determine in its sole discretion).

(q) Section 5.11(b) of the Credit Agreement is hereby amended by replacing such clause in its entirety as follows:

(b) Schedule 5.11 sets forth the account numbers and locations of all bank accounts of the Loan Parties as of the Second Amendment Effective Date.

(r) Section 5.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 5.13 Field Audits; Appraisal Reports. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit the Administrative Agent or a third party selected by the Administrative Agent to perform the following at the expense of the Borrower:

(a) an annual field audit of the accounts receivable and inventory of the Borrower and its Subsidiaries, including an inspection and review of the books and records of the Borrower and its Subsidiaries (and, so long as the ACR Termination Date has not occurred, if requested by the Administrative Agent a second field audit per fiscal year); and

(b) an annual appraisal of the machinery, parts, equipment, capital equipment, real property, fixtures, improvements and other fixed assets of the Borrower and its Subsidiaries (and, so long as the ACR Termination Date has not occurred, if requested by the Administrative Agent a second appraisal per fiscal year);

provided, that, notwithstanding anything in this Section 5.13 to the contrary, if an Event of Default has occurred and is continuing, each Loan Party shall permit the Administrative Agent or a third party selected by the Administrative Agent to perform audits set forth in the preceding paragraphs (a) and (b) upon request by the Administrative Agent from time to time, at the expense of the Borrower. For the avoidance of doubt, nothing in this Section 5.13 shall limit any obligations of the Loan Parties pursuant to Section 5.08.

(s) The Credit Agreement is hereby amended by inserting new Section 5.14 as follows:

Section 5.14. Real Property. If the Borrower desires any real property to be given credit in the Asset Coverage Ratio, Borrower shall, with respect to such real property owned or acquired by a Loan Party, provide the following to the Administrative Agent within 30 days after such request by the Borrower (or such later date as may be agreed by the Administrative Agent in its sole discretion):

(a) a fully executed Mortgage covering such real properties in favor of the Administrative Agent;

(b) a flood determination certificate issued by the appropriate Governmental Authority or third party indicating whether such property is located in an area designated as a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency);

(c) if such property is located in an area designated to be in a “flood hazard area”, evidence of flood insurance on such property obtained by the applicable Loan Party in such total amount as required by Regulation H of the Federal Reserve Board, and all official rulings and interpretations thereunder or thereof, and otherwise in compliance with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time;

(d) such evidence of corporate authority to enter into such Mortgage as the Administrative Agent may reasonably request;

(e) upon the request of the Administrative Agent, a customary opinion of counsel for the Loan Parties in form and substance reasonably satisfactory to the Administrative Agent related to such Mortgage;

(f) upon the request of the Administrative Agent, with respect to each Mortgage, a mortgagee policy of title insurance or marked unconditional binder of title insurance, fully paid for by the Borrower, insuring such Mortgage as a valid first priority Lien on the Property described therein in favor of Administrative Agent, free of all Liens other than the Permitted Liens, and otherwise reasonably acceptable to the Administrative Agent, which policy of title insurance shall be issued by a nationally recognized title insurance company reflecting a coverage amount at least equal to the fair market value (as reasonably determined by the Borrower and approved by the Administrative Agent in its sole discretion) of such real property; it being understood that (x) such mortgagee policy title insurance shall have been issued at the Borrower’s expense by a title insurance company reasonably acceptable to the Administrative Agent, (y) shall show a state of title and exceptions thereto, if any, reasonably acceptable to the Administrative Agent and (z) shall contain such customary endorsements as may be reasonably required by the Administrative Agent;

(g) upon the request of the Administrative Agent, such information and descriptions of such real Property sufficient for the Administrative Agent to procure a third party appraisal on such real Property to the extent requested by the Administrative Agent and as otherwise required under applicable Legal Requirement, and such third party appraisal shall be performed at the Borrower’s sole cost and expense; and

(h) all material environmental reports and such other reports, audits or certifications as the Administrative Agent may reasonably request with respect to such real property.

(t) Section 6.02(o) of the Credit Agreement is hereby amended by replacing “exist and, on a pro forma basis, the Borrower shall be in compliance with the covenants contained in Sections 6.13 and 6.14” with “exist, on a pro forma basis, the Borrower shall be in compliance with the covenants contained in Sections 6.13 and 6.14, and the 2017 Compliance Date shall have occurred”.

(u) Section 6.05(h) of the Credit Agreement is hereby amended by replacing such clause in its entirety as follows:

(h) additional Investments to the extent made with cash equity contributions to Borrower by the Sponsor after the Closing Date, the net cash proceeds of Equity Interests (other than Disqualified Capital Stock) issued by the Borrower after the Closing Date or with consideration consisting of Equity Interests (other than Disqualified Capital Stock) issued by the Borrower after the Closing Date;

(v) Section 6.05(i)(iv) of the Credit Agreement is hereby amended by replacing such clause in its entirety as follows:

(iv)(A) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing, (B) immediately after giving effect to such purchase or other acquisition, the Borrower and its Subsidiaries shall be in pro forma compliance with the covenants set forth in Sections 6.13 and 6.14, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 5.01(a) or (b) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby, and (C) the ACR Termination Date shall have occurred;

(w) Section 6.06(f) of the Credit Agreement is hereby amended by replacing such clause in its entirety as follows:

(f) after the IPO Closing Date, the Borrower may make cash distributions in an amount not to exceed Distributable Cash Flow pursuant to and in accordance with the cash distribution policy adopted by the board of directors (or other equivalent body) of the General Partner pursuant to the Partnership Agreement so long as (i) no Event of Default shall exist on the date of such distribution or immediately after giving effect thereto, (ii) after giving effect thereto, the Borrower is in compliance on a pro forma basis with the covenants set forth in Section 6.13 and Section 6.14 as of the last day of the fiscal quarter most recently ended on or prior to the date of such Restricted Payment for which financial statements have been provided to the Administrative Agent pursuant to Section 5.01(a) or Section 5.01(b), and (iii) the 2017 Compliance Date shall have occurred; and

(x) Section 6.06(h) of the Credit Agreement is hereby amended by replacing “Section 6.15” with “Section 6.17”.

(y) Section 6.13 of the Credit Agreement is hereby amended by replacing such Section in its entirety as follows:

Section 6.13 Maximum Leverage Ratio. Permit the Leverage Ratio (a) for the fiscal quarter ending September 30, 2015, to be greater than 3.00 to 1.00, (b) for the fiscal quarter ending March 31, 2017, to be greater than 4.00 to 1.00, (c) for the fiscal quarter ending June 30, 2017, to be greater than 3.50 to 1.00, and (d) for each fiscal quarter ending on or after September 30, 2017, to be greater than 3.00 to 1.00.

(z) Section 6.14 of the Credit Agreement is hereby amended by replacing such Section in its entirety as follows:

Section 6.14 Minimum Interest Coverage Ratio. Permit the Interest Coverage Ratio (a) for the fiscal quarter ending September 30, 2015, to be less than 3.00 to 1.00, (b) for the fiscal quarter ending March 31, 2017, to be less than 2.00 to 1.00, (c) for the fiscal quarter ending June 30, 2017, to be less than 2.50 to 1.00, and (d) for each fiscal quarter ending on or after September 30, 2017, to be less than 3.00 to 1.00.

(aa) The Credit Agreement is hereby amended by (i) renumbering Section 6.15 as Section 6.17 and (ii) inserting new Section 6.15 and Section 6.16 as follows:

Section 6.15 Consolidated EBITDA. Commencing with the fiscal quarter ending December 31, 2015, permit Consolidated EBITDA (a) for the three month period ending December 31, 2015, to be less than -$10,000,000 (calculated as to the Borrower and its Subsidiaries as if the NAM Acquisition had not occurred), (b) for the three month period ending March 31, 2016, to be less than - $10,000,000, (c) for the three month period ending June 30, 2016, to be less than

-$2,500,000, (d) for the three month period ending September 30, 2016, to be less than $5,000,000, and (e) for the three month period ending December 31, 2016, to be less than $7,500,000.

Section 6.16. Asset Coverage Ratio. Until the ACR Termination Date, permit the Asset Coverage Ratio to be less than 1.50 to 1.00 as of the end of any calendar month, commencing with the month ending December 31, 2015.

(bb) The Credit Agreement is hereby amended by inserting a new Section 9.09(a)(v) as follows:

(v) to, on and after the ACR Termination Date, release (and execute any and all documents effecting such release) any Lien on all real property of any Loan Party upon the request of any Loan Party.

(cc) The Credit Agreement is hereby amended by replacing Exhibit B (Form of Compliance Certificate) in its entirety with Exhibit B attached hereto.

(dd) The Credit Agreement is hereby amended by inserting new Exhibit I (Form of Asset Coverage Ratio Certificate) in the form of Exhibit I attached hereto.

(ee) The Credit Agreement is hereby amended by replacing Schedule 2.01 (Commitments and Pro Rata Shares of the Lenders) in its entirety with Schedule 2.01 attached hereto.

(ff) The Credit Agreement is hereby amended by replacing Schedule 5.11 (Bank Accounts) in its entirety with Schedule 5.11 attached hereto.

Section 3. Decrease of the Commitments. As of the Effective Date, the aggregate Commitments shall be decreased to $150,000,000. As of the Effective Date, each Lender’s Commitment shall be the Commitment set forth on Schedule 2.01 attached hereto. The commitment fees provided for in Section 2.03(a) of the Credit Agreement shall hereafter be computed on the basis of the aggregate Commitments as so decreased.

Section 4. Conditions to Effectiveness. This Amendment shall become effective as of the Effective Date upon the satisfaction of the following conditions precedent:

(a) Documentation. The Administrative Agent shall have received the following, each dated on or before the Effective Date, duly executed by all the parties thereto, each in form and substance reasonably satisfactory to the Administrative Agent:

(1) This Amendment duly executed by the Borrower, each Guarantor, the Administrative Agent, the Issuing Bank and the Majority Lenders (calculated in accordance with the Commitments set forth on Schedule 2.01 attached hereto);

(2) a Revolving Note payable to each Lender in the amount of such Lender’s Revolving Commitment, as amended hereby;

(3) a supplement to the Credit Agreement by each Target pursuant to which each Target becomes a Guarantor;

(4) a supplement to the Security Agreement by each Target, together with UCC-1 financing statements and any other documents, agreements or instruments necessary to create an Acceptable Security Interest in the Collateral of each Target;

(5) a supplement and amendment to the Pledge Agreement by the Borrower pledging to the Administrative Agent for the benefit of the Secured Parties all of the Equity Interests of the Targets, together with stock certificates, stock powers executed in blank, UCC-1 financing statements and any other documents, agreements or instruments necessary to create an Acceptable Security Interest in such Equity Interests;

(6) an amendment and restatement of the Custodial Agreement executed by the Administrative Agent, the Loan Parties (including, without limitation, the Targets) and Custodians selected by the Borrower and approved by the Administrative Agent in its sole discretion;

(7) a certificate dated as of the Effective Date from a Responsible Officer of the Borrower certifying that: (A) before and after giving effect to this Amendment, the representations and warranties contained in Article IV of the Credit Agreement and the other Loan Documents are true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of the Effective Date as though made on, and as of such date, unless such representations or warranties are made as of a prior date in which case they are true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, as of such prior date, and (B) before and after giving effect to this Amendment, no Default or Event of Default exists;

(8) copies of the certificate or articles of incorporation, formation or other equivalent organizational documents, including all amendments thereto, of each Target, certified as of a recent date by the Secretary of State of the state of its organization;

(9) a certificate of the Secretary or Assistant Secretary of each Target, the Borrower, and the General Partner certifying (A) that attached thereto is a true and complete copy of the by-laws, operating agreement or other equivalent organizational documents of such Loan Party as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or other equivalent body of such Loan Party authorizing the execution, delivery and performance of this Amendment and the other the Loan Documents to which such Loan Party is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or other organizational documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate furnished pursuant to paragraph (9) above, and (D) as to the incumbency and specimen signature of each officer of such Loan Party executing this amendment or any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party;

(10) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (10) above;

(11) certificates from the appropriate Governmental Authority certifying as to the good standing, existence and authority of each Target in the state of organization of each Target;

(12) a favorable opinion dated as of the Effective Date of Vinson & Elkins LLP, counsel to the Loan Parties;

(13) a copy of the NAM Agreement and each of the material documents executed in connection therewith certified as of the Effective Date by a Responsible Officer (A) as being true and correct copies of such documents as of the Effective Date, (B) as being in full force and effect and (C) that no material term or condition thereof shall have been amended, modified or waived after the execution thereof except as disclosed in writing to the Administrative Agent and as reasonably acceptable to the Administrative Agent;

(14) a certificate as to coverage under the insurance policies required by Section 5.06 of the Credit Agreement and the applicable provisions of the Security Documents, which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Administrative Agent as additional insureds in form and substance reasonably satisfactory to the Administrative Agent;

(15) an appraisal of the machinery, parts, equipment and other fixed assets of the Borrower and its Subsidiaries dated within 60 days prior to the Effective Date; and

(16) such other documents, governmental certificates and agreements as the Administrative Agent may reasonably request.

(b) Consummation of the NAM Acquisition. The Administrative Agent shall be reasonably satisfied with the terms of the NAM Agreement (provided that the NAM Agreement, dated as of November 20, 2015 shall be deemed reasonably satisfactory to the Administrative Agent), and the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent confirming that (i) all of the material transactions contemplated by the NAM Agreement to occur on the closing date of the NAM Agreement shall have been consummated (or will be consummated simultaneously with the occurrence of the Effective Date) except as disclosed in writing to the Administrative Agent and as reasonably acceptable to the Administrative Agent and (ii) the NAM Acquisition shall have occurred on or before the Effective Date.

(c) Liquidity. After giving effect to this Amendment and the closing of the NAM Acquisition, Liquidity on the Effective Date would be greater than or equal to $40,000,000. For purposes of this clause, “Liquidity” means, as of the Effective Date, the sum of (i) the excess, if any, of the Commitments over the sum of the aggregate outstanding amount of all Revolving Advances and all Swing Line Advances and all Letter of Credit Exposure plus (ii)

readily and immediately available cash held in deposit accounts of any Loan Party (other than the LC Cash Collateral Account); provided that, such deposit accounts and the funds therein shall be unencumbered and free and clear of all Liens (other than Liens set forth in clause (f) of the definition of “Excepted Liens”) and other third party rights other than a Lien in favor of the Administrative Agent pursuant to the Security Documents.

(d) Prepayment of Revolving Advances. On the Effective Date, the Borrower shall have made the prepayment of the Revolving Advances, if any, required pursuant to Section 2.07(c)(i) of the Credit Agreement as a result of the reduction of the Commitments pursuant to this Amendment.

(e) Payment of Fees. On the Effective Date, the Borrower shall have paid the fees set forth in the fee letter dated as of December 31, 2015 between the Borrower and the Administrative Agent and all costs and expenses which have been invoiced on or prior to the Effective Date and are payable pursuant to Section 10.04 of the Credit Agreement.

Section 5. Representations and Warranties. The Loan Parties hereby represent and warrant that after giving effect hereto:

(a) the representations and warranties of the Loan Parties contained in the Loan Documents are true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of the Effective Date, other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, as of such earlier date; and

(b) no Default or Event of Default has occurred and is continuing.

Section 6. Reaffirmation of Guaranty. Each Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Credit Agreement are in full force and effect and that each Guarantor continues to unconditionally and irrevocably, jointly and severally, guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Obligations (subject to the terms of Article VIII of the Credit Agreement), as such Obligations may have been amended by this Amendment. Each Guarantor hereby acknowledges that its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by the Guarantors in connection with the execution and delivery of amendments to the Credit Agreement or any of the other Loan Documents.

Section 7. Effect of Amendment.

(a) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Issuing Bank, the Swing Line Lender or the Administrative Agent under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents. The Administrative Agent and the Lenders reserve the right to exercise any rights and remedies available to them in connection with any future defaults under the Credit Agreement or any other provision of any Loan Document.

(b) Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

(c) This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

(d) Except as specifically modified herein, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

Section 8. Release. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party hereby, for itself and its successors and assigns, fully and without reserve, releases and forever discharges each Secured Party, its respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the “Released Parties” and individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the Effective Date and are in any way directly or indirectly arising out of or in any way connected to any of this Amendment, the Credit Agreement, any other Loan Document, or any of the transactions contemplated hereby or thereby; provided, that it is understood and agreed by the parties hereto that no Loan Party is releasing, waiving or discharging any defenses to expense reimbursement or indemnification it may have which are expressly provided in Sections 10.04 and 10.05 of the Credit Agreement (collectively, the “Released Matters”). The Loan Parties, by execution hereof, hereby acknowledge and agree that the agreements in this Section 8 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters herein compromised and settled.

Section 9. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

Section 10. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Transmission by facsimile or other electronic transmission of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.

Section 11. ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the Effective Date.

BORROWER:

QUINTANA ENERGY SERVICES LP

By: Quintana Energy Services GP LLC, its General Partner

By:	/s/ Rogers Herndon
Name:	Rogers Herndon
Title:	Chief Executive Officer and President

GUARANTORS:

Q DIRECTIONAL DRILLING, LLC

By: Quintana Energy Services LP, its Sole Member

By: Quintana Energy Services GP LLC, its General Partner

By:	/s/ Rogers Herndon
Name:	Rogers Herndon
Title:	Chief Executive Officer and President

Q DIRECTIONAL MGMT, INC.

By:	/s/ Gary Hammons
Name:	Gary Hammons
Title:	Senior Vice President and Secretary

Signature Page to Second Amendment to Credit Agreement

Quintana Energy Services LP

CENTERLINE TRUCKING, LLC

By Q Directional Drilling, LLC, its Sole Member

By: Quintana Energy Services LP, its Sole Member

By: Quintana Energy Services GP LLC, its General Partner

By:	/s/ Rogers Herndon
Name:	Rogers Herndon
Title:	Chief Executive Officer and President

TWISTER DRILLING TOOLS, LLC

By Q Directional Drilling, LLC, its Sole Member

By: Quintana Energy Services LP, its Sole Member

By: Quintana Energy Services GP LLC, its General Partner

By:	/s/ Rogers Herndon
Name:	Rogers Herndon
Title:	Chief Executive Officer and President

Q CONSOLIDATED OIL WELL SERVICES, LLC

By: Quintana Energy Services LP, its Sole Member

By: Quintana Energy Services GP LLC, its General Partner

By:	/s/ Rogers Herndon
Name:	Rogers Herndon
Title:	Chief Executive Officer and President

Signature Page to Second Amendment to Credit Agreement

Quintana Energy Services LP

CIS-OKLAHOMA, LLC

By:	/s/ Stephen D. Stanfield
Name:	Stephen D. Stanfield
Title:	President

OKLAHOMA OIL WELL CEMENTING COMPANY

By:	/s/ Stephen D. Stanfield
Name:	Stephen D. Stanfield
Title:	President

CONSOLIDATED OIL WELL SERVICES, LLC

By:	/s/ Stephen D. Stanfield
Name:	Stephen D. Stanfield
Title:	President

CONSOLIDATED OWS MANAGEMENT, INC.

By:	/s/ Stephen D. Stanfield
Name:	Stephen D. Stanfield
Title:	President

Signature Page to Second Amendment to Credit Agreement

Quintana Energy Services LP

ARCHER PRESSURE PUMPING LLC (to be known as QES Pressure Pumping LLC)

By:	/s/ Rogers Herndon
Name:	Rogers Herndon
Title:	President

ARCHER DIRECTIONAL DRILLING SERVICES LLC (to be known as QES Directional Drilling Services LLC)

By:	/s/ Rogers Herndon
Name:	Rogers Herndon
Title:	President

GREAT WHITE PRESSURE CONTROL LLC (to be known as QES Great White Pressure Control LLC)

By:	/s/ Rogers Herndon
Name:	Rogers Herndon
Title:	President

ARCHER LEASING AND PROCUREMENT LLC (to be known as QES Leasing and Procurement LLC)

By:	/s/ Rogers Herndon
Name:	Rogers Herndon
Title:	President

ARCHER WIRELINE LLC (to be known as QES Wireline LLC)

By:	/s/ Rogers Herndon
Name:	Rogers Herndon
Title:	President

Signature Page to Second Amendment to Credit Agreement

Quintana Energy Services LP

ADMINISTRATIVE AGENT:

AMEGY BANK NATIONAL ASSOCIATION, as Administrative Agent, Swing Line Lender and Issuing Bank

By:	/s/ Brad Ellis
Name:	Brad Ellis
Title:	Senior Vice President

LENDERS:

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ Brad Ellis
Name:	Brad Ellis
Title:	Senior Vice President

Signature Page to Second Amendment to Credit Agreement

Quintana Energy Services LP

BANK OF AMERICA, N.A.

By:
Name
Title:

Signature Page to Second Amendment to Credit Agreement

Quintana Energy Services LP

COMERICA BANK

By:
Name
Title:

Signature Page to Second Amendment to Credit Agreement

Quintana Energy Services LP

IBERIABANK

By:
Name
Title:

Signature Page to Second Amendment to Credit Agreement

Quintana Energy Services LP

UBS AG, STAMFORD BRANCH

By:	/s/ Houssem Daly
Name	Houssem Daly
Title:	Associate Director

By:	/s/ Craig Pearson
Name	Craig Pearson
Title:	Associate Director

Signature Page to Second Amendment to Credit Agreement

Quintana Energy Services LP

BARCLAYS BANK PLC

By:	/s/ Vanessa Kurbatskiy
Name	Vanessa Kurbatskiy
Title:	Vice President

Signature Page to Second Amendment to Credit Agreement

Quintana Energy Services LP

ORIGIN BANK

By:	/s/ Russell E. Chase
Name	Russell E. Chase
Title:	EVP — Houston Region

Signature Page to Second Amendment to Credit Agreement

Quintana Energy Services LP

EXHIBIT B

Form of Compliance Certificate

[Attached.]

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

[For Fiscal Quarter Ended                     ]

[For Fiscal Year Ended                     ]

This certificate dated as of             ,          is prepared pursuant to the Credit Agreement dated as of September 9, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Quintana Energy Services LP, a Delaware limited partnership (together with its permitted successors and assigns, the “Borrower”), certain subsidiaries of the Borrower, as guarantors, the lenders party thereto (the “Lenders”), and Amegy Bank National Association, as Administrative Agent for such Lenders (in such capacity, the “Administrative Agent”), Issuing Bank, and Swing Line Lender. Unless otherwise defined in this certificate, capitalized terms that are defined in the Credit Agreement shall have the meanings assigned to them by the Credit Agreement.

The Borrower hereby certifies (a) that no Default or Event of Default has occurred or is continuing, (b) that all of the representations and warranties made by each of the Loan Parties in the Credit Agreement and the other Loan Documents are true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, as if made on the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date, and (c) that as of the date hereof, the following amounts and calculations were true and correct:

[Remainder of Page Intentionally Left Blank]

1. Section 6.13– Maximum Leverage Ratio.[1]
(a)	Consolidated Funded Debt as of the date hereof			$
(b)	Adjusted Consolidated EBITDA for the four fiscal quarter period ending on the date hereof[2] = (i) + (ii)			$
	(i)	Consolidated EBITDA[3] [4] = (1) + [(2) + (3) + (4) + (5) + (6) + (7) + (8)][5] – [(9) + (10) + (11)][6]
		(1)	Consolidated Net Income	$
		(2)	Consolidated Interest Expense	$
		(3)	federal, state, and local taxes payable
		(4)	depreciation, depletion and amortization expense	$
		(5)	expenses and fees incurred in connection with the consummation of the Transactions, the IPO, the NAM Acquisition and acquisitions permitted under Sections 6.05(h) or (i)	$
		(6)	extraordinary losses	$
		(7)	severance expense	$
		(8)	other non-recurring expenses as agreed to by the Majority Lenders and non-cash charges[7]	$
		(9)	interest income	$
		(10)	federal, state, and local tax credits	$
		(11)	extraordinary or non-recurring gains for such period	$
	(ii)	if the IPO Closing Date has not occurred, the amount of any cash equity contributions made by the Sponsor or its Affiliates pursuant to Section 7.07[8]		$

[1]	Calculated as of each fiscal quarter end, for the fiscal quarter ending on September 30, 2015 and for each fiscal quarter ending on or after March 31, 2017.
[2]	In computing Adjusted Consolidated EBITDA under the Credit Agreement, any cash equity contribution made pursuant to Section 7.07 shall be allocated to the fiscal quarter to which such contribution is applied in accordance with Section 7.07.
[3]	Consolidated EBITDA shall be subject to pro forma adjustments for acquisitions and asset sales assuming that such transactions had occurred on the first day of the determination period, which adjustments shall be made in a manner, and subject to supporting documentation, reasonably acceptable to the Administrative Agent.
[4]	(a) Consolidated EBITDA for the four fiscal quarter period ending March 31, 2017 shall be deemed equal to the Borrower’s Consolidated EBITDA for the fiscal quarter ending March 31, 2017 multiplied by 4, (b) Consolidated EBITDA for the four fiscal quarter period ending June 30, 2017 shall be deemed equal to the Borrower’s Consolidated EBITDA for the two fiscal quarter period ending on June 30, 2017 multiplied by 2, and (c) Consolidated EBITDA for the four fiscal quarter period ending September 30, 2017 shall be deemed equal to Borrower’s Consolidated EBITDA for the three fiscal quarter period then ending on September 30, 2017 multiplied by 4/3.
[5]	Items (2) – (8) shall be included to the extent deducted in determining Consolidated Net Income.
[6]	Items (9) – (11) shall be deducted to the extent included in determining Consolidated Net Income and shall be determined on a consolidated basis in accordance with GAAP.
[7]	Except to the extent that such non-cash charges are reserved for cash charges to be taken in the future.
[8]	To the extent allocable to such period and Not Otherwise Applied.

Exhibit B – Page 2

Leverage Ratio = (a) divided by (b)	$
Maximum Leverage Ratio permitted under Section 6.13 of Credit Agreement:	[3.00][4.00] [3.50][9] to 1.00
Compliance	Yes No
2. Section 6.14 – Minimum Interest Coverage Ratio[10]
(a) Adjusted Consolidated EBITDA for the four fiscal quarter period ending on the date hereof (see 1.b above)	$
(b) Consolidated Interest Expense	$
Minimum Interest Coverage Ratio permitted under Section 6.14 of Credit Agreement =	[3.00][2.00] [2.50][11] to 1.00
Compliance	Yes No

[9]	Use (a) 3.00 to 1.00 for the fiscal quarter ending September 30, 2015, (b) 4.00 to 1.00 for the fiscal quarter ending March 31, 2017, (c) 3.50 to 1.00 for the fiscal quarter ending June 30, 2017, and (d) 3.00 to 1.00 for each fiscal quarter ending on or after September 30, 2017.
[10]	Calculated as of each fiscal quarter end, for the fiscal quarter ending on September 30, 2015 and for each fiscal quarter ending on or after March 31, 2017.
[11]	Use (a) 3.00 to 1.00 for the fiscal quarter ending September 30, 2015, (b) 2.00 to 1.00 for the fiscal quarter ending March 31, 2017, (c) 2.50 to 1.00 for the fiscal quarter ending June 30, 2017, and (d) 3.00 to 1.00 for each fiscal quarter ending on or after September 30, 2017.

Exhibit B – Page 3

2. Section 6.15 – Minimum Consolidated EBITDA[12]
(a)	Consolidated EBITDA[13] = (i) + [(ii) + (iii) + (iv) + (v) + (vi) + (vii) + (viii)][14] – [(ix) + (x) + (xi)][15]		$
	(i)	Consolidated Net Income	$
	(ii)	Consolidated Interest Expense	$
	(iii)	federal, state, and local taxes payable
	(iv)	depreciation, depletion and amortization expense	$
	(v)	expenses and fees incurred in connection with the consummation of the Transactions, the IPO, the NAM Acquisition and acquisitions permitted under Sections 6.05(h) or (i)	$
	(vi)	extraordinary losses	$
	(vii)	severance expense	$
	(viii)	other non-recurring expenses as agreed to by the Majority Lenders and non-cash charges[16]	$
	(ix)	interest income	$
	(x)	federal, state, and local tax credits	$
	(xi)	extraordinary or non-recurring gains for such period	$
Minimum Consolidated EBITDA =			[-$10,000,000] [-$2,500,000] [$5,000,000] [$7,500,000][17]
Compliance			Yes No

[12]	Calculated as of each fiscal quarter end, commencing with the fiscal quarter ending December 31, 2015.
[13]	Consolidated EBITDA shall be subject to pro forma adjustments for acquisitions and asset sales assuming that such transactions had occurred on the first day of the determination period, which adjustments shall be made in a manner, and subject to supporting documentation, reasonably acceptable to the Administrative Agent.
[14]	Items (ii) – (viii) shall be included to the extent deducted in determining Consolidated Net Income.
[15]	Items (ix) – (xi) shall be deducted to the extent included in determining Consolidated Net Income and shall be determined on a consolidated basis in accordance with GAAP.
[16]	Except to the extent that such non-cash charges are reserved for cash charges to be taken in the future.
[17]	Use (a) -$10,000,000 for the three month period ending December 31, 2015 (calculated as to the Borrower and its Subsidiaries as if the NAM Acquisition had not occurred), (b) -$10,000,000 for the three month period ending March 31, 2016, (c) -$2,500,000 for the three month period ending June 30, 2016, (d) $5,000,000 for the three month period ending September 30, 2016, and (e) $7,500,000 for the three month period ending December 31, 2016.

Exhibit B – Page 4

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of             ,         .

QUINTANA ENERGY SERVICES LP

By: Quintana Energy Services GP LLC, its General Partner

By:
Name:
Title:

Exhibit B – Page 5

EXHIBIT I

Form of Asset Coverage Ratio Certificate

[Attached.]

EXHIBIT I

FORM OF ASSET COVERAGE RATIO CERTIFICATE

[date]

Amegy Bank National Association, as Administrative Agent

4400 Post Oak Parkway

Houston, Texas 77027

Attn: Brad Ellis

Telephone (713) 232-1212

Facsimile: (713) 693-7467

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of September 9, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Quintana Energy Services LP, a Delaware limited partnership (together with its permitted successors and assigns, the “Borrower”), certain subsidiaries of the Borrower, as guarantors, the lenders party thereto (the “Lenders”), and Amegy Bank National Association, as Administrative Agent for such Lenders (in such capacity, the “Administrative Agent”), Issuing Bank, and Swing Line Lender. Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Credit Agreement.

The Borrower hereby certifies that:

(a) the amounts and calculations regarding the Asset Coverage Ratio set forth on the attached Schedule A are true and correct as of the last date of the most recently ended calendar month;

(b) the Receivables included in the Asset Coverage Ratio as calculated in Schedule A are Eligible Receivables, as required under the Credit Agreement; and

(c) the Inventory included in the Asset Coverage Ratio as calculated in Schedule A is Eligible Inventory, as required under the Credit Agreement.

Exhibit I – Form of Asset Coverage Ratio Certificate

Very truly yours,

QUINTANA ENERGY SERVICES LP

By: Quintana Energy Services GP LLC, its General Partner

By:
Name:
Title:

Exhibit I – Form of Asset Coverage Ratio Certificate

SCHEDULE A

ASSET COVERAGE RATIO CALCULATION

As of [DATE]:

A.	NOLV FOR MACHINERY, PARTS, EQUIPMENT AND OTHER FIXED ASSETS

	1.	NOLV for machinery, parts, equipment and other fixed assets[1]		$

plus

	2.	Capital Expenditures[2]		$

	3.	Total = (1) + (2) =		$

	4.	70% of the amount of [A.3 + B.3 + C.3]		$

	5.	Lesser of A.3 and A.4[3]		$

B.	ELIGIBLE RECEIVABLES

	1.	Receivables[4] of Loan Parties		$

minus

	2.	(without duplication) the sum of Receivables which are:		$
		a.	Receivables to which a Loan Party does not have good and marketable title	$
		b.	not billed substantially in accordance with billing practices of such Loan Party in effect on the Second Amendment Effective Date or unpaid for more than 90 days from the date of the invoice	$

[1]	Subject to an Acceptable Security Interest of the Loan Parties.
[2]	Reviewed by and acceptable to the Administrative Agent in its commercially reasonable credit judgment made by the Loan Parties since the date of the most recent appraisal conducted pursuant to Section 5.13(b) of the Credit Agreement.
[3]	The amount determined under A.3 shall not exceed 70% of the amount of [A.3 + B.3 + C.3].
[4]	“Receivables” means, at any date of determination thereof, the unpaid portion of the obligation, as stated on the respective invoice or other writing of a customer of a Person in respect of goods sold or services rendered by such Person.

Exhibit I – Form of Asset Coverage Ratio Certificate

c.

(i)(A) not created in the ordinary course of business of any Loan Party from the performance by such Loan Party of services which have been fully and satisfactorily performed or (B) created in the ordinary course of business of any Loan Party from the performance by such Loan Party of services which have been fully and satisfactorily performed but such services are subject to progress billing or are contingent upon any further performance;

$
or

(ii)(A) not from the absolute sale on open account by any Loan Party of goods (1) in which such Loan Party had sole and complete ownership and (2) which have been shipped or delivered to the Account Debtor, evidencing which such Loan Party has possession of shipping or delivery receipts or (B) are from the absolute sale on open account by any Loan Party of goods (1) in which such Loan Party had sole and complete ownership and (2) which have been shipped or delivered to the Account Debtor, evidencing which such Loan Party has possession of shipping or delivery receipts but such goods were sold on consignment, on approval or on a “sale or return” basis by such Loan Party

d.	not a legal, valid and binding payment obligation of the Account Debtor thereof enforceable in accordance with its terms and arises from an enforceable contract	$
e.	(i) due from an Account Debtor that the Loan Parties do not deem to be creditworthy	$
or

(ii) due from an Account Debtor that the Loan Parties deem to be creditworthy but is owed by an Account Debtor which has (unless such event no longer affects the creditworthiness of such Account Debtor) (A) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (B) had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (C) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state, federal or foreign bankruptcy laws, (D) admitted in writing its inability to, or is generally unable to, pay its debts as they become due, (E) become insolvent, or (F) ceased operation of its business

f.	due from an Account Debtor which is a Loan Party, an Affiliate of a Loan Party, or a director, officer or employee of a Loan Party or Affiliate of a Loan Party	$
g.

evidenced by chattel paper, promissory note or other instrument (other than an invoice) unless such chattel paper, promissory note or other instrument has been delivered to the Administrative Agent, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Administrative Agent

$
h.	due from an Account Debtor that has at any time more than 30% of its aggregate Receivables owed to any Loan Party more than 90 days past the invoice date	$
i.

owed by an Account Debtor to the extent that such Receivables, together with all other Receivables due from such Account Debtor, comprise more than 20% of the aggregate Eligible Receivables (provided, however, that the amount excluded pursuant to this section shall only be the amount by which such Receivables exceed the 20% threshold)

$

Exhibit I – Form of Asset Coverage Ratio Certificate

j.	(i) subject to any set-off, counterclaim, defense, allowance or adjustment	$
or

(ii) not subject to any set-off, counterclaim, defense, allowance or adjustment but there has been a dispute, objection or complaint by the Account Debtor concerning its liability for such Receivable or a claim for any such set-off, counterclaim, defense, allowance or adjustment by the Account Debtor thereof (provided, however, that the amount of any such Receivable subtracted pursuant to this clause (j)(ii) shall only be the amount of such set-off, counterclaim, allowance or adjustment or claimed set-off, counterclaim, allowance or adjustment)

k.	not denominated in Dollars or due from an Account Debtor that is organized under laws other than the laws of the U.S. or any state of the U.S.	$
l.

due from the United States government, or any department, agency, public corporation, or instrumentality thereof and the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.) and any other steps necessary to perfect the Lien of the Administrative Agent in such Receivable have not been complied with to the Administrative Agent’s satisfaction

$
m.

owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report or requires any Loan Party to qualify to do business in order to permit such Loan Party to seek judicial enforcement in such jurisdiction of payment of such Receivable and such Loan Party has not filed such report and is not qualified to do business in such jurisdiction

$
n.	the result of (i) a credit balance relating to a Receivable more than 90 days past the invoice date, (ii) work-in-progress, (iii) finance or service charges, or (iv) payments of interest	$
o.	written off the books of any Loan Party or otherwise designated as uncollectible by any Loan Party	$
p.	subject to any reduction thereof, other than discounts and adjustments given in the ordinary course of business and deducted from such Receivable	$
q.	a newly created Receivable resulting from the unpaid portion of a partially paid Receivable	$
r.	subject to any third party’s Lien (including Permitted Liens) which would be superior to the Lien of the Administrative Agent created under the Loan Documents	$
s.	otherwise deemed ineligible by the Administrative Agent in its commercially reasonable credit judgment exercised in good faith in accordance with customary business practice	$

	TOTAL:	$

3.	Total Eligible Receivables = (1) – (2) =	$

Exhibit I – Form of Asset Coverage Ratio Certificate

C.	ELIGIBLE INVENTORY

	1.	Inventory[5] [6] of the Loan Parties	$

minus

	2.	(without duplication) the sum of Inventory which is:
	a.	Inventory with respect to which a claim exists disputing the applicable Loan Party’s title or right to possession	$
	b.	Obsolete or slow moving	$
	c.	returned, rejected, spoiled or damaged Inventory	$
	d.	Inventory that the Administrative Agent has reasonably determined to be unmarketable	$
	e.	Inventory that has been shipped or delivered to a customer on consignment, on a sale or return basis, or on the basis of any similar understanding	$
	f.	in transit	$
	g.	held for lease	$
	h.	located on premises owned or operated by the customer that is to purchase such Inventory or located at a Third Party Location that is not subject to a Collateral Access Agreement	$
	i.	not in good condition or does not comply with any Legal Requirement or the standards imposed by any Governmental Authority with respect to its manufacture, use, or sale	$
	j.	bill and hold goods or deferred shipment	$
k.

evidenced by any negotiable or non-negotiable document of title unless, in the case of a negotiable document of title, such document of title has been delivered to the Administrative Agent, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Administrative Agent

$
	l.	produced in violation of the Fair Labor Standards Act or that is subject to the “hot goods” provisions contained in Title 29 U.S.C. §215	$
m.

subject to any agreement which would, in any material respect, restrict the Administrative Agent’s ability to sell or otherwise dispose of such Inventory (other than any such agreements which are subject to a Collateral Access Agreement)

$
	n.	located in a jurisdiction outside the United States or in any territory or possession of the United States that has not adopted Article 9 of the Uniform Commercial Code	$
o.

subject to any third party’s Lien (including Permitted Liens) which would be superior to the Lien of the Administrative Agent created under the Loan Documents (other than any such Liens which are subject to a Collateral Access Agreement)

$
	p.	Inventory is not otherwise deemed ineligible by the Administrative Agent in its commercially reasonable credit judgment exercised in good faith in accordance with customary business practice	$

		TOTAL:	$

[5]	“Inventory means, at any date of determination thereof, any of the Loan Parties’ inventory whether now owned or hereafter acquired.
[6]	Valued at the lower of cost or fair market value in accordance with GAAP.

Exhibit I – Form of Asset Coverage Ratio Certificate

3.	Total Eligible Inventory = (1) – (2) =	$

Exhibit I – Form of Asset Coverage Ratio Certificate

D.	CONSOLIDATED FUNDED DEBT	$

Exhibit I – Form of Asset Coverage Ratio Certificate

E.	ASSET COVERAGE RATIO =

Asset Coverage Ratio = [A.5 + B.3 + C.3] divided by D

	Minimum Asset Coverage Ratio	1.50 to 1.00

	Compliance	Yes No

Exhibit I – Form of Asset Coverage Ratio Certificate

SCHEDULE 2.01

Commitments and Pro Rata Shares of the Lenders

LENDERS	COMMITMENT AMOUNTS	PERCENTAGE OF TOTAL
AMEGY BANK NATIONAL ASSOCIATION	$30,000,000.00	20.00%
BANK OF AMERICA, N.A.	$30,000,000.00	20.00%
CITIBANK, N.A.	$30,000,000.00	20.00%
COMERICA BANK	$18,750,000.00	12.50%
IBERIABANK	$15,000,000.00	10.00%
UBS AG, STAMFORD BRANCH	$9,375,000.00	6.25%
BARCLAYS BANK PLC	$9,375,000.00	6.25%
COMMUNITY TRUST BANK	$7,500,000.00	5.00%

TOTAL	$150,000,000.00	100.00%

SCHEDULE 5.11

Bank Accounts

Company	Account Description	Bank Name	Address	Account Number
Archer Wireline LLC	Operating	DNB/Bank of New York Mellon	200 Park Avenue 31st Floor, New York, NY 10166	24408001/903-4910-903-8232

Archer Pressure Pumping LLC	Operating	DNB/Bank of New York Mellon	200 Park Avenue 31st Floor, New York, NY 10166	25328001/903-0919/903-8208

Great White Pressure Control LLC	Operating	DNB/Bank of New York Mellon	200 Park Avenue 31st Floor, New York, NY 10166	2528801/903-0880-903-8195

Archer Directional Drilling Services LLC	Operating	DNB/Bank of New York Mellon	200 Park Avenue 31st Floor, New York, NY 10166	25456001/903-0898-903-8179

Q Directional Drilling LLC	Operating	Amegy Bank	4400 Post Oak Pkwy, Houston, TX 77027	0003850102

Consolidated Oil Well Services LLC	Operating	Amegy Bank	4400 Post Oak Pkwy, Houston, TX 77027	Ending 6527

Consolidated OWS Management Inc.	Operating	Amegy Bank	4400 Post Oak Pkwy, Houston, TX 77027	Ending 6578

Consolidated OWS Management Inc.	Health Care	Amegy Bank	4400 Post Oak Pkwy, Houston, TX 77027	Ending 0400

Oklahoma Oilwell Cementing Company	Operating	Amegy Bank	4400 Post Oak Pkwy, Houston, TX 77027	Ending 5158

Q Consolidated Oil Well Services LLC	Operating	Amegy Bank	4400 Post Oak Pkwy, Houston, TX 77027	Ending 2585

Q Directional Mgmt. Inc.	Payroll	Amegy Bank	4400 Post Oak Pkwy, Houston, TX 77027	Ending 0420

Quintana Energy Services LP	Operating	Amegy Bank	4400 Post Oak Pkwy, Houston, TX 77027	Ending 0161

Team CO2 Holdings LLC	Operating	Amegy Bank	4400 Post Oak Pkwy, Houston, TX 77027	Ending 0027

Twister Drilling Tools, LLC	Operating	Amegy Bank	4400 Post Oak Pkwy, Houston, TX 77027	0003848973

Centerline Trucking, LLC	Operating	Amegy Bank	4400 Post Oak Pkwy, Houston, TX 77027	0054031679

Consolidated Oil Well Services LLC	Operating	Bank of Commerce	Chanute, KS	Ending 9216

Q Directional Drilling LLC	Operating	Spirit Bank (formerly RCB Bank)	Cushing, OK	Ending 7184